SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 5, 2009 (January 1, 2009)

Commission File Number: 000-50635

Colony Resorts LVH Acquisitions, LLC

(Exact name of registrant as specified in its charter)

Nevada	41-2120123
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Registrants’ telephone number, including area code:

(702) 732-5919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On January 1, 2009, Colony Resorts LVH Acquisitions, LLC (the “Company”) entered into a License Agreement with HLT Existing Franchise Holding, LLC (“Hilton”) pursuant to which the Company will continue to license from Hilton the right to use the mark “Hilton” and will have the right to participate in Hilton’s reservation system and Hilton’s “HHonors Program™”. The term of the License Agreement commences on January 1, 2009 and continues until December 31, 2015. Either party may terminate the License Agreement without cause at any time on or after January 1, 2011. During the initial two years of the term of the License Agreement, the Company is required to pay Hilton an annual fee of 1% of the hotel’s gross food and beverage revenue and 1.25% of the hotel’s gross room revenue, plus an additional 2% of the hotel’s gross room revenue to fund Hilton’s advertising and marketing programs and for maintaining Hilton’s reservation system.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description
99.1	License Agreement dated as of January 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY RESORTS LVH ACQUISITIONS, LLC

Dated: January 5, 2009	/s/ Robert E. Schaffhauser
Robert E. Schaffhauser
Executive Vice President - Finance